UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2005
Date of report (Date of earliest event reported)

LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201

(Address of principal executive offices)

(214) 382-3630
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2005, Lighting Science Group Corporation (“Company”), a Delaware corporation (OTC: LSGP.PK), entered into a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) with Western Reserve Hedged Equity, LP, AG Domestic Convertibles, L.P., A.G. Offshore Convertibles, Ltd., the Gryphon Master Fund, L.P., the GSSF Master Fund, L.P., Xerion Partners I LLC, Xerion Partners II Master Fund Limited, Telemark Asset Management, LLC and certain other accredited investors (collectively referred to as the “Purchasers”) for the private placement of 6% convertible preferred stock of the Company, $.001 par value (the “Preferred Stock”), pursuant to which the Purchasers have agreed to purchase 2,159,375 shares of the Preferred Stock at $3.20 per share for an aggregate purchase price of $6.91 million. The Company is a Dallas-based holding company that designs and sells energy-efficient lighting solutions based on light emitting diodes (LEDs). The Securities Purchase Agreement (attached as Exhibit 99.2) was executed on May 12, 2005. Additionally, warrants (form of warrant attached as Exhibit 99.3), a registration rights agreement (attached as Exhibit 99.4) and lock-up agreements (forms of the lock-up agreements attached as Exhibits 99.5 and 99.6) with affiliates and certain shareholders, respectively, of the Company were also entered into and executed. A certificate of designation (attached as Exhibit 99.7) that sets forth the rights, preferences, terms and conditions of the Preferred Stock was filed with the Secretary of State of the State of Delaware on May 10, 2005.

The Preferred Stock may be converted into shares of Company common stock, $.001 par value (the “Common Stock”). The Preferred Stock will have an initial conversion price of $0.80 per share of Common Stock subject to full ratchet anti-dilution provisions. The Purchasers will also receive warrants to purchase an additional 6,478,125 shares of Common Stock at an exercise price of $0.96 per share (subject to adjustment pursuant to anti-dilution provisions). The warrants will have a term of five years from the closing date. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction.

The lock-up agreements provide that all affiliates of the Company and certain other executing shareholders, respectively, will not offer to, sell, contract to sell, pledge or otherwise dispose of Company common stock or securities convertible into, or exchangeable or exercisable for, Company common stock, subject to certain exceptions. The forms of lock-up agreements are filed herewith as exhibits and incorporated herein by reference.

Neither the preferred stock nor the warrants have been registered under the Securities Act of 1933 and may not be subsequently offered or sold by investors in the United States absent registration or an applicable exemption from the registration requirement. Pursuant to the registration rights agreement, the Company has agreed to file a registration statement covering resales of the common stock underlying the convertible preferred stock and the warrants by investors and for the shares of Common Stock held by certain unaffiliated shareholders of the Company who execute a lock-up agreement.

The terms and conditions of the Securities Purchase Agreement and the other transaction documents were the result of extensive arm’s length negotiations between the parties. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

Item 3.02 Sale of Unregistered Securities

On May 12, 2005, the Company closed on a private placement with a group of institutional and accredited investors for the sale of 2,159,375 shares of the Company’s Preferred Stock with attached warrants to purchase additional shares of Common Stock. The Preferred Stock was priced at $3.20 per share, and the Company received approximately $6.91 million, less approximately $685,000 in estimated expenses. The offering and sale of the shares of Preferred Stock and warrants was completed pursuant to the terms of the Securities Purchase Agreement. Each share of Preferred Stock is convertible at any time at the election of the holder into four shares of common stock at a conversion price of $0.80 per share, subject to full ratchet anti-dilution adjustments. The shares of Preferred Stock are presently convertible into 8,637,500 shares of Common Stock. The Warrants are presently exercisable into a total of 6,478,125 shares of Common Stock at an initial exercise price of $0.96 per share (also subject to adjustment pursuant to anti-dilution provisions). The warrants expire five years from the date of issuance. No underwriters were engaged by the Company in connection with such issuance and Merriman Curhan Ford & Co. acted as sole placement agent for this transaction.

The following officers and directors purchased 93,777 shares of Preferred Stock and warrants on the same terms and conditions listed in the Stock Purchase Agreement: (i) Ronald E. Lusk - $25,001 (7,813 shares), (ii) Donald R. Harkleroad - $50,000 (15,625 shares), (iii) Philip R. Lacerte - $33,197 (10,374 shares), (iv) Daryl N. Snadon - $143,565 (44,864 shares); (v) Robert E. Bachman - $33,322 (10,413 shares), and (vi) John Collingwood - $15,001 (4,688 shares). The total amount received from the officers and directors was $300,086.

The offering is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and meets the requirements of Rule 506 of Regulation D promulgated under the Securities Act. The Preferred Stock, warrants and underlying common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certain facts related to the exemption from registration of the issuance of the securities under securities law are set forth in the Securities Purchase Agreement as representations of the Purchasers, including without limitation their investment intent, their status as accredited investors, the information provided to them, the restricted nature of the securities, and similar matters.

The Preferred Stock ranks prior to the Common Stock of the Company upon liquidation of the Company. The Preferred Stock also ranks prior to the Common Stock with regards to the payment of dividends. The complete terms of the securities are set forth in the Certificate of Designation and form of Warrant, which are attached hereto as exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The filing of the Certificate of Designation for the 6% Convertible Preferred Stock of the Company with the Delaware Secretary of State on May 10, 2005 constituted an amendment to the Company's Certificate of Incorporation, designating the terms, rights and preferences of a new series of preferred stock of the Company.

Item 7.01 Regulation FD Disclosure

On May 12, 2005, the Company issued a press release, which appears as Exhibit 99.1 hereto, regarding its entry into a Securities Purchase Agreement and certain other related transaction documents pursuant to the terms of the Securities Purchase Agreement, and the closing of the sale of securities thereunder.

Such press release is incorporated by reference in response to this Item 7.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release
Exhibit 99.2	Securities Purchase Agreement by and among the Company and certain accredited investors dated May 10, 2005
Exhibit 99.3	Form of Warrant issued under the Securities Purchase Agreement
Exhibit 99.4	Registration Rights Agreement between the Company and certain investors and dated May 10, 2005
Exhibit 99.5	Form of Lock-Up Agreement with Affiliates of the Company issued under the Securities Purchase Agreement
Exhibit 99.6	Form of Lock-Up Agreement with Unaffiliated Stockholders of the Company issued under the Securities Purchase Agreement
Exhibit 99.7	Certificate of Designation of Series and Determination of Rights and Preferences of 6% Convertible Preferred Stock of Lighting Science Group Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation
By: /s/ Ronald E. Lusk
Date: May 16, 2005	- - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Ronald E. Lusk
Chairman of the Board and Chief Executive Officer